[DESCRIPTION]    COMPUTATION OF INCOME (LOSS) PER SHARE

                                 Exhibit 11.1

                    Computation of Income (Loss) Per Share

                                 Three months ended       Six months ended
                                       June 30,               June 30,
                               ----------------------  ----------------------
                                  1997        1996        1997        1996
                                ----------  ----------  ----------  ----------
                                     (unaudited)            (unaudited)
Net income (loss):
Loss before extraordinary gain $   38,894 ($  153,179) $   11,010 ($  407,237)
Extraordinary gain from early
  retirement of debt                          216,376      38,145     216,376
                               ----------  ----------  ----------  ----------
  Net income (loss)            $   38,894  $   63,197  $   49,155 ($  190,861)
                               ==========  ==========  ==========  ==========

Primary income (loss) per share:
Adjustments to shares outstanding:
   Actual weighted average
    shares outstanding          4,022,894   4,022,894   4,022,894   4,015,202
   Net additional shares
    issuable upon conversion
    of warrants and options                     3,692             (    94,610)
                               ----------  ----------  ----------  ----------
   Adjusted shares outstanding  4,022,894   4,026,586   4,022,894   3,920,592

Primary income (loss) per share:
Loss before extraordinary gain $      .01 ($      .04) $      .00 ($      .10)
Extraordinary gain                    .00         .05         .01         .06
                               ----------  ----------  ----------  ----------
    Net income (loss) per share$      .01  $      .01  $      .01 ($      .04)
                               ==========  ==========  ==========  ==========

Fully diluted income (loss) per share:
Adjustments to shares outstanding:
   Actual weighted average
    shares outstanding          4,022,894   4,022,894   4,022,894   4,015,202
   Net additional shares
    issuable upon conversion
    of warrants and options                     3,692              (  143,721)
                                ---------  ----------  ----------  ----------
   Adjusted shares outstanding  4,022,894   4,026,586   4,022,894   3,871,481

Fully diluted income (loss) per share:
Loss before extraordinary gain $      .01 ($      .04) $      .00 ($      .11)
Extraordinary gain                    .00         .05         .01         .06
                               ----------  ----------  ----------  ----------
    Net income (loss) per share$      .01  $      .01  $      .01 ($      .05)
                               ==========  ========== ===========  ==========